NEWS RELEASE

EVEREST RE GROUP, LTD.

Wessex House, 45 Reid Street, 2nd Floor, Hamilton HM DX, Bermuda

Contact:

Elizabeth B. Farrell

Vice President, Investor Relations

Everest Global Services, Inc.

908.604.3169	For Immediate Release

Everest Re Group Announces Extension of CEO Employment Agreement

HAMILTON, Bermuda – August 31, 2005 -- Everest Re Group, Ltd. (NYSE: RE) announced today that the employment agreement of Mr. Joseph V. Taranto, Chairman and Chief Executive Officer, has been extended to March 31, 2008.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Additional information on Everest Re Group companies can be found at the Group's web site at www.everestre.com.